Exhibit 99.1

CafePress Announces Definitive Agreement to Sell Art Business to Circle Graphics, Inc.

Divestiture Accelerates Strategic Goals of Streamlining the Business and Focusing on CafePress.com

Company Announces Preliminary Fourth Quarter Results and Date of Earnings Call

LOUISVILLE, Ky., February 11, 2015 - CafePress Inc. (NASDAQ: PRSS), the on-demand printing leader, today announced that it has reached a definitive agreement to divest its Art business. The divesture is a component of the Company’s strategy to streamline operations, optimize its product offerings and focus on growing its core business, CafePress.com.

Under terms of the agreement, CafePress would sell its Art business to privately held Circle Graphics, Inc., for approximately $31.5 million in cash. Although no assurances as to timing can be made, the transaction is expected to close during the first quarter of 2015, and is subject to certain adjustments and closing conditions. The Art business represented approximately 20 percent of CafePress’s total revenues in 2014.

“We believe this transaction will advance the important goals of our strategic evaluation process, namely simplifying our business, significantly strengthening our balance sheet and aligning our expense run-rate with our revenues. This move is intended to accelerate our ability to concentrate on optimizing our business and increasing stockholder value,” said CEO Fred Durham.

Preliminary Fourth Quarter Results

CafePress also announced preliminary, unaudited fourth quarter revenue results. For the fourth quarter of 2014 CafePress expects to report revenues in the range of $82 - $84 million and expects its earnings per share to be substantially below analyst consensus estimates. CafePress ended the year with approximately $30 million in cash as of December 31, 2014.

Fourth Quarter and Fiscal Year 2014 Conference Call Information

CafePress Inc. announced it will report its fourth quarter and fiscal year 2014 financial results for the period ended December 31, 2014 following the close of market on Wednesday, February 25, 2015. On that day, management will hold a conference call and webcast at 5:00 p.m. ET (2:00 p.m. PT) to review and discuss the Company’s results. To participate on the live call, analysts and investors should dial 1-888-438-5519 at least ten minutes prior to the call. CafePress will also offer a live and archived webcast of the conference call, accessible from the “Investors” section of the Company’s web site at http://investor.cafepress.com/.

Notice Regarding Forward Looking Statements

Except for the historical information contained herein, the matters set forth in this press release, including statements as to the likelihood, timing, proceeds and impact of the divestiture transaction on the Company’s goals, focus, and financial performance, including statements regarding the Company’s belief that the divestiture transactions will advance the goals of its strategic evaluation process, including simplifying its business, significantly strengthening its balance sheet and aligning its expense run-rate with revenues, statements that the divestiture transaction is intended to accelerate the Company’s ability to concentrate on optimizing its business and increasing stockholder values, statements about the Company’s expectations for fourth quarter financial results, including GAAP and non-GAAP revenue, and statements about the Company’s strategic and investment plans, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to, risks relating to the Company’s ability to successfully close and divest its art business, the impact of the divestiture on the Company’s operations and financial performance, the Company’s ability to compete effectively, economic downturns, the impact of seasonality on the Company’s business. The estimates of fourth quarter revenue are preliminary and so subject to change. There can be no assurance that when the company completes its review of these results, its final determination of fourth quarter 2014 revenues and earnings will be different than the preliminary estimates described above. More information regarding these and other risks, uncertainties and factors is contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, filed with the SEC, and in other reports filed by the Company with the SEC from time to time. These forward-looking statements speak only as of the date hereof. CafePress disclaims any intention or obligation to update or revise any forward-looking statements

About CafePress [PRSS]:

CafePress is passionate about helping individuals forge connections and celebrate their identities, interests and obsessions through unique products and content.

Our customers include people from all walks of life who are drawn to products that are emotional, inspirational and motivational. CafePress continues to enhance its assortment of designs, brands, images and base goods within its library of print-on-demand products. This expansion solidifies CafePress’ reputation as the ultimate resource for creating connections and bring-to-life creativity, opinions and passions. For more information, visit www.cafepress.com or connect with CafePress on Facebook, Twitter, Pinterest or YouTube.

Media Relations:

Sarah Segal

650-655-3039

pr@cafepress.com

Investor Relations:

The Blueshirt Group

Whitney Kukulka

415-489-2187

whitney@blueshirtgroup.com